FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT

         This First Amendment to Subscription Agreement (the "AMENDMENT"), dated as of November __, 1999, is entered into by and among Fox Broadcasting Company, a Delaware corporation (the "PURCHASER"), Fox Kids Europe Holdings, Inc., a California corporation (the "COMPANY"), and Fox Kids Europe, B.V., a BESLOTEN VENNOOTSCHAP, on the following terms and conditions:

                                 R E C I T A L S

         WHEREAS, the Purchaser and the Company are parties to that certain Subscription Agreement (the "Agreement"; capitalized terms used herein without definition have the meanings given those terms in the Agreement) dated as of June 28, 1999, pursuant to the terms of which the Purchaser agreed to purchase, and the Company agreed to issue and sell, the Shares, and pursuant to the terms of which the Purchaser is entitled to participate in any IPO or Private Sale as a selling shareholder;

         WHEREAS, the Company desires to enter into a series of transactions (the "Fox Kids Europe Transactions"), pursuant to the terms of which the Company will, concurrently herewith, directly or indirectly, contribute all of its assets to Fox Kids Europe B.V. (which intends immediately thereafter to convert from a BESLOTEN VENNOOTSCHAP to a NAAMLOZE VENNOOTSCHAP, whereupon its name will be Fox Kids Europe N.V.) ("FKE"), in exchange for a majority of the ordinary shares of Fox Kids Europe B.V.;

         WHEREAS, FKE intends to sell a number of its ordinary shares in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States in reliance on Regulation S under the Securities Act (the "Offering") immediately after the consummation of the Fox Kids Europe Transactions;

         WHEREAS, the Company desires to deliver to the Purchaser ordinary shares of FKE in substitution for the Shares, and to cause FKE to cooperate with the Purchaser to enable the Purchaser to participate in the Offering of the ordinary shares of FKE as a selling shareholder, all in satisfaction of the Company's obligations under the Agreement to deliver the Shares to the Purchaser and to allow the Purchaser to participate in any IPO as a selling shareholder;

         WHEREAS, the Purchaser is willing, on the terms set forth in this Amendment, to accept delivery of ordinary shares of FKE in substitution for the Shares, and to participate in the Offering of the ordinary shares of FKE as a selling shareholder, all in satisfaction of its rights under the Agreement to purchase the Shares and to participate in any IPO as a selling shareholder;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt, value and sufficiency of which are hereby acknowledged, the parties agree as follows.

         AMENDMENT. The Agreement is hereby amended as follows:

         1.1. The introductory sentence of the Agreement is amended to read as follows:

                    This Subscription Agreement (the "Agreement"), dated as of June 28, 1999, is entered into by and among Fox Broadcasting Company, a Delaware corporation (the "Purchaser"), Fox Kids Europe Holdings, Inc., a California corporation (the "Company"), and Fox Kids Europe B.V. on the following terms and conditions:

                    The recitals are amended to read in full as follows:

                         "WHEREAS, the Company has entered into a series of
                    transactions (the "Fox Kids Europe Transactions"), pursuant to the terms of which the Company has, concurrently with the execution and delivery of the First Amendment, directly or indirectly, contributed all of its assets (other than the equity interests in Fox Kids SPC1, Inc., a Delaware corporation ("SPC1"), and the equity interests in Fox Kids SPC2, Inc., a California corporation ("SPC2") to Fox Kids Europe B.V., in exchange for a majority of the ordinary shares (the "COMMON STOCK") of Fox Kids Europe B.V.;

                         "WHEREAS, Fox Kids Europe B.V., which immediately after
                    the issuance of its Common Stock intends to convert from a BESLOTEN VENNOOTSCHAP to a NAAMLOZE VENNOOTSCHAP, whereupon its name will be Fox Kids Europe N.V.) ("FKE"), intends to make an offering (the "IPO") of shares of the Common Stock immediately after the consummation of the Fox Kids Europe Transactions;

                         "WHEREAS, on the terms and subject to the conditions
                    set forth in this Agreement, the Purchaser desires to purchase, and the Company desires to sell to the Purchaser, shares (`Shares') of the Common Stock;

                         "WHEREAS, on the terms and subject to the conditions
                    set forth in this Agreement, the Purchaser desires to participate in the IPO or any private sale to an unaffiliated third-party purchaser of shares of the Common Stock to be issued in connection with such sale (a "PRIVATE Sale"), as applicable, and, subject to the conditions set forth herein, thereafter to participate in any subsequent public offerings (each a "SUBSEQUENT PUBLIC OFFERING") and any subsequent private sales (each a "SUBSEQUENT PRIVATE SALE"), and the Company is willing to cause FKE to cooperate in the Purchaser's participating in the IPO or any Private Sale and, subject to the conditions set forth herein, any Subsequent Public Offerings and any Subsequent Private Sales, as an inducement to the Purchaser to enter into the First Amendment;".


                                   EX-10.3 - 2

         1.2. The definition of "Class B Stock" is deleted and Sections 1.5 through 1.8 are renumbered as Sections 1.4 through 1.7, respectively.

         1.3.  The following definition is added as Section 1.8:

     "1.8 'FIRST AMENDMENT' means that certain First Amendment to Subscription Agreement between the Purchaser and the Company dated as of November __, 1999."

         1.4.  The definition of "HSR Act" is deleted and Sections 1.11 through
1.14 are renumbered as Sections 1.10 through 1.13, respectively.

         1.5.  The following definition is added as Section 1.14:

     "1.14 'OFFERING CIRCULAR' means that certain Fox Kids Europe N.V. Preliminary Offering Circular dated November 3, 1999 for Ordinary Shares of FKE and, when issued, the final Offering Circular for Ordinary Shares of FKE."

         1.6.  Section 2 is amended to read in full as follows:

                    "2. PURCHASE AND SALE OF THE SHARES OF COMMON STOCK. The
               Company hereby agrees to sell and the Purchaser hereby agrees to purchase the Shares on the terms and subject to the conditions set forth in this Agreement. At each Closing (as defined herein), beneficial ownership of the Shares purchased at such Closing will automatically transfer to the Purchaser, and the Company will deliver the Shares purchased at such Closing at the Purchaser's direction against prior payment by the Purchaser of the Purchase Price (as defined herein) for such Closing (in connection with which the parties acknowledge that payment by the Purchaser of the Total Purchase Price shall constitute payment of the Purchase Price for each of the Closings). The parties hereto acknowledge that the Purchaser has paid the Total Purchase Price concurrently with the execution of this Agreement by wire transfer to such account of the Company as the Company has theretofore designated by notice to the Purchaser."

          1.7. The last grammatical sentence of Section 3 is deleted.

          1.8. The last grammatical sentence of Section 4.1 is amended to read in full as follows:

               "The Company has all necessary corporate power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby."

          1.9. Section 4.2 is deleted, and Sections 4.3 through 4.7 are renumbered as Sections 4.2 through 4.6, respectively.


                                   EX-10.3 - 3

          1.10. Section 4.5 (as renumbered above) is amended to read in full as follows:

                    "4.5. NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement and the delivery of the Shares hereunder will not conflict with or violate the Articles of Incorporation or Bylaws of the Company, the Senior Notes Indentures or the Credit Agreement or violate any other material agreement to which the Company is a party, including, without limitation, any voting agreement, stockholders agreement or voting trust, or otherwise contravene, conflict with or result in a violation of, any federal, state, local, municipal, foreign, international, multi-national or other administrative order, constitution, law, ordinance, regulation or statute, or give any individual, corporation, partnership, governmental authority or regulatory body or any other person the right to prevent the consummation of the sale of the Shares contemplated hereby."

          1.11. 1.10 A new Section 4.7 is inserted at the end of Section 4, which Section 4.7 shall read as follows:

                    "4.7. TITLE TO SHARES. The Company has, and immediately
               prior to delivery on each Closing Date the Company will have, good and valid title to the Shares to be sold hereunder on such Closing Date, free and clear of all liens, encumbrances, equities or claims (other than the security interest in favor of the Administrative Agent referred to in the definition of Credit Agreement hereunder); and, upon delivery of such Shares, and assuming that the Purchaser has made payment therefor on or prior to such Closing Date in accordance with this Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Purchaser.

          1.12. 1.10 A new Section 4A is inserted after the end of Section 4, which Section 4A shall read as follows:

                    "4A. REPRESENTATIONS AND WARRANTIES OF FKE. FKE represents and warrants that the following representations and warranties are true and correct in all material respects as of the date of the First Amendment, and covenants that each such representation and warranty shall be true and correct in all material respects on and as of each Closing Date, with the same force and effect as though made on and as of such Closing Date, except for changes permitted or contemplated by this Agreement.

                    "4A.1. ORGANIZATION AND STANDING. FKE has been duly
               incorporated and is validly existing as a corporation under the laws of The Netherlands, with all power and authority to own its


                                   EX-10.3 - 4
               properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of FKE has been duly incorporated and is validly existing as a corporation in good standing (to the extent that such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation.

                    "4A.2. CAPITALIZATION. FKE has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of FKE have been duly and validly authorized and issued, are fully paid and conform to the description of the capital stock contained in the Offering Circular; and all of the issued shares of capital stock of each subsidiary of FKE have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent that such concept exists in the relevant jurisdiction) and (except for directors' qualifying shares and except as set forth in the Offering Circular) are owned directly or indirectly by FKE, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of FKE are not entitled to preemptive or other rights to acquire the Shares which have not been complied with; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to subscribe for from FKE, or obligations of FKE to issue, the ordinary shares or any other class of capital stock of FKE (except as set forth in the Offering Circular); and there are no restrictions on subsequent transfers of the Shares under the laws of The Netherlands and of the United States except as described in the Offering Circular.

                    "4A.3. EXECUTION, DELIVERY, AND PERFORMANCE. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of FKE, and FKE has taken all other actions required by law and its Articles of Association in order to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of FKE, and is enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

                    "4A.4. ARTICLES OF ASSOCIATION. FKE has furnished to the
               Purchaser a copy of the Articles of Association of FKE, which are in full force and effect.


                                   EX-10.3 - 5

                    "4A.5. AUTHORIZATION AND ISSUANCE OF ORDINARY SHARES. The
               Shares to be delivered to the Purchaser hereunder have been duly and validly authorized and issued by FKE and are fully paid and conform to the description of the ordinary shares contained in the Offering Circular.

                    "4A.6. NO CONFLICTS. The execution, delivery and performance by FKE of this Agreement will not conflict with or violate the Articles of Association of FKE, the Senior Notes Indentures or the Credit Agreement or violate any other material agreement to which FKE is a party, including, without limitation, any voting agreement, stockholders agreement or voting trust, or otherwise contravene, conflict with or result in a violation of, any federal, state, local, municipal, foreign, international, multi-national or other administrative order, constitution, law, ordinance, regulation or statute, or give any individual, corporation, partnership, governmental authority or regulatory body or any other person the right to prevent the consummation of the delivery of the Shares contemplated hereby.

          1.13. In Section 5.5, the word "Fox" is deleted and the words "the Purchaser" are inserted in its place.

          1.14. Section 6.1 is amended to read in full as follows:

                    "6.1 CONSUMMATION OF FOX KIDS EUROPE TRANSACTIONS. The Fox
               Kids Europe Transactions shall have been consummated, and immediately following the Fox Kids Europe Transactions FKE shall own, directly or indirectly, all of the assets owned by the Company immediately prior to the consummation of the Fox Kids Europe Transactions (other than the equity interests in SPC1 and the equity interests in SPC2), and FKEH shall own all of the Shares being sold hereunder free and clear of all liens, encumbrances, equities or claims (other than the security interest in favor of the Administrative Agent referred to in the definition of Credit Agreement hereunder).

          1.15. Section 6.2 is amended by inserting after the words "All representations and warranties of the Company" the following words: "and FKE".

          1.16. Section 6.5 is deleted and Sections 6.6 and 6.7 are renumbered as Sections 6.5 and 6.6, respectively.

          1.17. Section 7 is amended by striking from the portion thereof that precedes Section 7.1 the words "issue and sell" and substituting the word "deliver".

          1.18. Section 9.1 is amended to read in full as follows:


                                   EX-10.3 - 6

                    "9.1. CONDUCT OF BUSINESS. The Company hereby covenants and agrees as follows: Subject to the terms and conditions of this Agreement, the Company agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions provided for by this Agreement. Each of the Company and FKE hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to intentionally and knowingly take any action with the intention and knowledge that such action would make any of its representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling it from performing its obligations under this Agreement. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, prior to the Final Closing Date, neither the Company nor FKE will, without the prior written consent of the Purchaser:

               "(a) Propose or adopt any amendments to the Articles of
                    Association of FKE (except that FKE shall, prior to the first Closing, make that certain Deed of Conversion and Amendment to the Articles of Association for Fox Kids Europe N.V, pursuant to which FKE will convert from a BESLOTEN VENNOOTSCHAP to a NAAMLOZE VENNOOTSCHAP, whereupon its name will be Fox Kids Europe N.V.);

               "(b) Issue, sell or repurchase, or authorize or propose the issuance, sale or repurchase of any shares of capital stock of FKE, or securities convertible into such shares, or any rights, warrants or options to acquire such shares or other convertible securities, other than the initial issuance of shares by FKE to the Company and the other incorporators of FKE; or

               "(c) Sell, lease, dispose of, convey or transfer or agree to sell, lease, dispose of, convey or transfer substantially all of the assets of the Company, except for sales in the ordinary course of business, and except for the Fox Kids Europe Transactions, which shall have occurred prior to any Closing."

          1.19. A new Section 9.4 is inserted after the end of Section 9.3, which Section 9.4 shall read as follows:

                    "9.4. TAX. The Company will pay when due and payable any and all stamp, issue, transfer or similar taxes which may be payable in respect of the issuance of the Shares, any transfer of the Shares, and the delivery of the Shares to Purchaser.


                                   EX-10.3 - 7

         1.20. Section 10 is amended to read in full as follows:

               "10. TAG ALONG RIGHTS.

                    "10.1. TAG ALONG RIGHTS. If FKE enters into an agreement (or series of related agreements) to transfer or sell to one or more persons who, directly or indirectly, own less than 10 percent of the outstanding Common Stock of FKE (a `THIRD PARTY') any number of shares of Common Stock of FKE (such transfer or sale, a `TAG ALONG SALE'), then the Purchaser shall have the obligation to participate in such Tag Along Sale. The Purchaser will be entitled to sell all of its shares of Common Stock of FKE before FKE is entitled to sell any shares.

                    "10.2. SALE NOTICE. FKE shall provide the Purchaser with
               written notice (the `TAG ALONG SALE NOTICE') not more than 60 nor less than 10 days prior to the proposed date of the Tag Along Sale (the `TAG ALONG SALE DATE'). Each Tag Along Sale Notice shall set forth: (i) the name and address of each Third Party;
               (ii) the number of shares of Common Stock proposed to be transferred or sold; (iii) the proposed amount and form of consideration to be paid for such shares of Common Stock and the terms and conditions of payment offered by the proposed transferee or purchaser, provided that if the form of consideration proposed is other than cash, FKE may not require the Purchaser's participation in the sale without the Purchaser's consent; (iv) confirmation that the proposed purchaser or transferee has been informed of the "Tag Along Rights" provided for herein and has agreed to purchase the shares of the Purchaser before purchasing any shares from FKE; and (v) the Tag Along Sale Date."

         1.21. Section 11 is amended to read in full as follows:

               "11. REGISTRATION RIGHTS.

                    "11.1. RIGHT TO PIGGYBACK. Whenever FKE proposes to register any of its Common Stock under the Securities Act (other than a registration on Form S-4 or Form S-8 or any successor or similar forms), and the registration form to be used may be used for the registration of the shares of Common Stock (a "Piggyback Registration"), whether or not for sale for its own account, FKE will give prompt written notice to the Purchaser of its intention to effect such registration and will include in such registration all shares of the Common Stock of FKE held by the Purchaser, to the extent such number of shares is not greater than the number to be registered.


                                   EX-10.3 - 8

                    "11.2. PRIORITY. If in a Piggyback Registration, the
               managing underwriters advise FKE in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to FKE, FKE will include in such registration (i) first, the Common Stock of FKE that the Purchaser will sell and (ii) second, the Common Stock of FKE that FKE proposes to sell.

                    "11.3. "REGISTRATION EXPENSES". FKE shall pay all
               Registration Expenses relating to any registration of shares of Common Stock hereunder. "Registration Expenses" shall include all fees and expenses incident to FKE's performance of or compliance with this Agreement, including without limitation: (i) Securities and Exchange Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and all listing fees with respect to the inclusion of the securities on a stock exchange, (ii) fees and expenses of compliance with state securities or "blue sky" laws, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing expenses, (iv) messenger and delivery expenses, (v) fees and disbursements of counsel for FKE, (vi) reasonable fees and expenses of one counsel for the Purchaser, (vii) fees and disbursements of all independent public accountants and (viii) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities."

                    "11.4. INDEMNIFICATION. In the event any of the Purchaser's
               Common Stock is included in a registration statement under this
               Agreement:

                         "(a) To the extent permitted by law, FKE will indemnify
                    and hold harmless the Purchaser and each of its officers, directors, employees and agents against any losses, claims, damages or liabilities to which the Purchaser or its officers, directors, employees or agents may become subject under the Securities Act, the Securities Exchange Act of 1934 or other federal or state law or the applicable law of any other jurisdiction including any foreign jurisdiction, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or


                                   EX-10.3 - 9
                    supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and FKE will reimburse the Purchaser for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of FKE, which consent shall not be unreasonably withheld, nor shall FKE be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing for use in connection with such registration by, or on behalf of, the Purchaser.

                         "(b) To the extent permitted by law, the Purchaser will
                    indemnify and hold harmless FKE, each of its officers, directors, agents or employees, and each Person, if any, who controls FKE within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which FKE or any such director, agent, employee, officer or controlling Person, may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished in writing by, or on behalf of, the Purchaser for use in connection with such registration; and the Purchaser will reimburse any legal or other expenses reasonably incurred by FKE or any such agent, employee, director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the


                                  EX-10.3 - 10
                    consent of the Purchaser, which consent shall not be unreasonably withheld.

                         "(c) Promptly after receipt by an indemnified party
                    under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                         "(d) If the indemnification provided for in this
                    Section is held by a court of competent jurisdiction to be unavailable to an indemnified party or insufficient to hold it harmless with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the


                                  EX-10.3 - 11
                    indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things whether the untrue or alleged untrue statements of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission."

                    "11.5. APPLICABILITY TO IPO. The provisions of Section 11.4 shall apply to the IPO to the same extent that such provisions relate to a registered offering in the United States."

         1.22. Each reference in the Agreement to the Agreement shall mean the Agreement as amended by the First Amendment, except if a contrary intent is expressly set forth.

         1.23. Section 13.2 is amended by striking the characters "(a)" and by adding, immediately after the words "Fax: 310.728.2209," the following:

                    "IF TO FKE:

                    Fox Kids Europe, N.V.
                    Sumatralaan 45, 1217 GP
                    Hilversum, The Netherlands
                    Attention: Chief Executive Officer
                    Fax:  __________________

                    WITH A COPY TO:

                    Fox Kids Europe Limited
                    338 Euston Road
                    London NW1 3AZ.
                    Attention:  General Counsel
                    Fax:  +44 171 554 9086

     2. MISCELLANEOUS. Each of Sections 13.1, 13.3, 13.4, 13.5, 13.6, 13.8,
13.9, 13.10, 13.11 and 13.14 of the Agreement is hereby incorporated herein, but with each reference therein to the Agreement stricken and a reference to this Amendment inserted in its place.


                                  EX-10.3 - 12

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                         FKE

                         FOX KIDS EUROPE B.V.

                         By   /S/ YNON KREIZ
                              -----------------------------------
                         Its:
                              -----------------------------------



                         COMPANY

                         FOX KIDS EUROPE HOLDINGS, INC.

                         By   /S/ KATE TRINDER
                              -----------------------------------
                         Its:
                              -----------------------------------



                         PURCHASER

                         FOX BROADCASTING COMPANY

                         By  /S/ JAY ITKOWITZ
                              -----------------------------------
                         Its:
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                                  EX-10.3 - 13